ASSIGNMENT AND ASSUMPTION
and
STOCK SALE AGREEMENT

This Assignment and Assumption and Stock Sale Agreement (this “Agreement”) is made and entered into on September 25, 2009, by and among the following parties (each, a “Party” and collectively, the “Parties”):  China Agro Sciences Corp., a Florida corporation (the “Seller”), Dalian Holding  Corp., a Florida corporation (the “Subsidiary”),  and the four individuals identified as “Purchasers” on the signature page of this Agreement (the “Purchasers”).

WHEREAS, the Seller is the sole shareholder of the Subsidiary; and

WHEREAS,  the Subsidiary owns all of the registered capital of DaLian Runze Chemurgy Co., Ltd. (the “Operating Company”), which is engaged in the business of manufacturing chemicals in The People’s Republic of China (the “Business”); and

WHEREAS, the Seller desires to sell to the Purchasers 100% of the issued and outstanding stock of the Subsidiary. In Exchange, the Purchaser has retired a total of 14,000,000 shares of common stock, $0.001 par value per share, of the Seller. In addition, the Purchaser agrees to assume all the assets and liabilities of the Subsidiary  (the “Subsidiary Business”)  ;  and

WHEREAS, the Purchasers have agreed to guarantee personally the obligations to the Seller assumed by the Purchasers, including the liabilities assumed and the indemnification obligation described herein; and

WHEREAS, on August 30, 2009 the Seller entered into an agreement with the Purchasers pursuant to which the Purchasers transferred 14 million shares of the Seller’s common stock to the Seller in exchange for the exclusive right to purchase the Subsidiary.

NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1 :  TRANSFER AND ASSIGNMENT OF ASSETS

               On the terms and subject to the conditions herein expressed, the Seller hereby sells, conveys, transfers, assigns, sets over and delivers to the Purchasers 100% of the issued and outstanding shares of the Subsidiary at the Closing Date (as defined in Section 3.1), and the Purchasers assume and accept, all of the Subsidiary assets (the “Business Assets”), including without limitation the following, if but only if it was owned by the Seller prior to August 30, 2009:

1.1                  Machinery and Equipment.  All machinery, equipment, computers and computer hardware, office furniture and fixtures, and other fixed or tangible assets;

1.2 Inventories.  All inventories, including without limitation merchandise, materials, component parts, production and office supplies, stationery and other imprinted material, promotional materials, and business records;

1.3 Intangible Property.  All intangible assets of Subsidiary which are transferable including, but not limited to, customer and supplier lists, privileges, permits, licenses, software and software licenses, certificates, commitments, goodwill, registered and unregistered patents, trademarks, service marks and trade names, and applications for registration thereof and  the goodwill associated therewith;

1.4 Cash and Accounts Receivable.  All accounts receivable, deposit accounts, cash and cash equivalents and securities owned by the Subsidiary including, excluding only the capital stock of the Subsidiary owned by the Subsidiary and transferred hereunder;

1.5 Contract Rights.  All rights and benefits of or in favor of Subsidiary resulting or arising from any contracts, purchase orders, sales orders, forward commitments for goods or services, leases, franchise or license agreements, beneficial interests in covenants not to compete or confidentiality covenants, the rights of Seller related to any other agreements whatsoever which arise out of the operation of the Business; and

1.6 Claims. Claims made in lawsuits and other proceedings filed by the Seller or Subsidiary, judgments and settlements in the Seller’s or Subsidiary's favor, rights to refunds, including rights to and claims for federal and state income and franchise tax refunds and refunds of other taxes paid based upon or measured by the income of the business prior to the Closing, and insurance policies and rights accrued thereunder.

ARTICLE 2 :  ASSUMPTION OF LIABILITIES

1.1 Scope of Liabilities Assumed.  The Subsidiary and Purchasers shall assume and undertake to perform, pay, satisfy or discharge in accordance with their terms, any debt, loss, damage, adverse claim, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise) related to the Subsidiary or Business Assets, including any liability for taxes of the Seller relating to or otherwise in respect of the Business Assets or its operation (the “Liabilities”).  Liabilities shall also include the following Liabilities:

a.
all Liabilities in respect of any and all products or services sold by the Seller or Subsidiary relating to the Business Assets, including such liabilities for refunds, adjustments, allowances, exchanges, returns, warranty, merchantability, claims for breach of contract or in tort and other claims related to the Seller’s Business Assets;

b.
all Liabilities arising under or pursuant to any environmental laws, to the extent arising out of or otherwise related to the Seller’s or Subsidiary’s ownership or operation of the Business Assets; and

c.
all Liabilities in respect of any lawsuit, action or proceeding, pending or threatened, or any claim arising out of, relating to or otherwise in respect of the Business Assets or the Business that is asserted or brought by any person (including any governmental authority), based on any actual or alleged civil or criminal violation of law.

                 The Subsidiary and Purchasers shall promptly provide for payment, performance and discharge of the same in accordance with their terms. The Purchasers agree personally and unconditionally to guarantee performance of the obligations assumed by the Subsidiary and the Purchasers as described herein.

ARTICLE 3 :  THE CLOSING

3.1      The Closing.  The closing of the transactions contemplated in this Agreement (“Closing”) shall take place on a date mutually agreed by the parties, but no later than September 30, 2009.    The effective time of closing is referred to herein as the “Closing Date.”

3.2      Deliveries by Seller.  At Closing, Seller shall deliver to the Purchasers, in addition to all other items specified elsewhere in this Agreement, the following:

(a) Such instruments of sale, conveyance, transfer, assignment, endorsement, direction or authorization as will be required or as may be desirable to vest in Subsidiary, its successors and assigns, all right, title and interest in and to the Business Assets, subject to any and all mortgages, pledges, liens, encumbrances, equities, charges, conditional sale or other title retention agreements, assessments, covenants, restrictions, reservations, commitments, obligations, or other burdens or encumbrances of any nature whatsoever that exist at the Time of Closing;

(b) All of the files, documents, papers, agreements, books of account and records pertaining to the Business Assets and the Business;

(c) Actual possession and operating control of the Business Assets;  and

(d) To the extent required, the consents of third parties to the assignment and transfer of any of the Assets.

3.3      Deliveries by Purchasers.  At Closing, the Purchasers shall deliver to the Seller any  instruments, in addition to this Agreement, as the Seller deems necessary or desirable fully to secure the assumption by the Purchaser, its successors and assigns, of the liabilities and obligations of the Seller described Section 2.1 hereof.

ARTICLE 4   : REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants, severally and not jointly, to the Seller as follows.

4.1            Power and Authority. Each Purchaser has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform the obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Purchasers, enforceable against the Purchasers in accordance with the terms hereof.

4.2            No Conflicts.  The execution and delivery of this Agreement by the Purchasers and the performance by the Purchasers of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or Governmental Entity under any Laws; (b) will not violate any Laws applicable to the Purchasers, and (c) will not violate or breach any contractual obligation to which any Purchaser is a party.

               4.3            Non-Registration. Each Purchaser understands that the Subsidiary’s common stock has not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.  The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Subsidiary’s common stock in accordance with the Subsidiary’s charter documents or the laws of its jurisdiction of incorporation.

4.4            Restricted Securities. Each Purchaser understands that the Subsidiary’s common stock are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by such Purchaser pursuant hereto, the common stock would be acquired in a transaction not involving a public offering. The issuance of the shares hereunder have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S. Each Purchaser further acknowledges that if the shares are issued to the Purchaser in accordance with the provisions of this Agreement, such shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  Each Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.5            Legends.  Each Purchaser hereby agrees with Better Environment that the Exchange Shares will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

ARTICLE 5   :  COVENANTS ON AND SUBSEQUENT TO THE CLOSING DATE

On and after the Closing Date, the Purchasers and Seller (as the case may be) covenant as follows:

5.1 Pay Creditors.  Following the Closing, Subsidiary and the Purchasers shall pay all payables and other obligations of Seller assumed hereunder by the Subsidiary and the Purchasers, as such obligations become due in the ordinary course of business.

5.2   Resignation of Director. Zhengjiang Wang will resign as a director of the Company effective ten (10) days following the filing and mailing of a Schedule 14F-1.

5.3 Right to Inspect Records. The Purchasers shall permit the Seller and its agents to have reasonable access to the books and accounts of the Subsidiary (at the expense of the Seller) for the purpose of filing tax returns, preparing filings required by the Securities and Exchange Commission, and all other legitimate purposes.

5.4 Execution of Further Documents.   Upon the request of either party, the other party shall execute, acknowledge and deliver all such further acts, deeds, bills of sale, assignments, assumptions, undertakings, transfers, conveyances, title certificates, powers of attorney and assurances as may be required , in the case of Subsidiary, to convey and transfer to, and vest in, Subsidiary all of Seller’s right, title and interest in the Business Assets, and in the case of the Seller, to secure the assumption by Subsidiary and the Purchasers of the Seller’s obligations and liabilities described in Section 2.1 hereof.

ARTICLE 6: SPIN-OFF

6.1                  Spin Off of Subsidiary.  On the Closing Date, the Seller shall cause all of the stock of the Subsidiary to be transferred and assigned to the Purchasers in consideration of the Purchasers’ guarantee of the obligations of the Subsidiary to the Seller, and the Purchasers’ release of the Seller from all obligations to any of them, other than such obligations as arise by reason of their continuing equity interest in the Seller.  On the Closing Date the Seller shall deliver to the Purchasers stock certificates in the name of the Subsidiary representing all of the outstanding capital stock of the Subsidiary, duly endorsed for transfer to the Purchasers (in such allocations among them as they shall designate in writing to the seller).

ARTICLE 7 :  INDEMNIFICATION

7.1 Indemnification by Subsidiary and Purchasers.  From and after the Closing, Subsidiary and the Purchasers shall, jointly and severally, indemnify and save Seller, its officers and directors, and their respective successors, assigns, heirs and legal representatives (“Seller Indemnitees”) harmless from and against any and all losses, claims, damages, liabilities, costs, expenses or deficiencies including, without limitation, actual attorneys’ fees and other costs and expenses incident to proceedings or investigations or the defense or settlement of any claim, incurred by or asserted against any Seller Indemnitee due to or resulting from a violation or default by Subsidiary with respect to any of Subsidiary’s covenants, obligations or agreements hereunder and any losses or expenses incurred in connection with, or payment by Seller of the debts, liabilities and obligations assumed by the Subsidiary hereunder or the debts, liabilities and obligations of the Subsidiary or the Operating Company arising after the Time of Closing.

7.2 Indemnification Procedures.

(a) The party seeking indemnification (“Indemnified Party”) shall give the indemnifying party (“Indemnifying Party”) notice (a “Claim Notice”) of its indemnification claim which notice shall (i) be in writing, (ii) include the basis for the indemnification, and (iii) include the amount Indemnified Party believes is the amount to be indemnified, if reasonably possible.

(b)  Indemnifying Party shall be deemed to accept Indemnified Party’s claim unless, within twenty (20) business days after receipt of any Claim Notice, Indemnifying Party delivers to Indemnified Party notice of non-acceptance of the indemnification claim, which must (a) be in writing and (b) include the basis for the disagreement.

(c)  The parties shall attempt in good faith to resolve any issues concerning liability and the amount of such claim, and any issues which they cannot resolve within thirty (30) days after delivery of the notice of non-acceptance pursuant to Section 6.2(b) shall be settled by arbitration in accordance with the rules of the American Bar Association, by a sole arbitrator located in New York, NY or such other location as the parties shall agree, whose determination shall be final and binding on the parties hereto.  The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitrator shall have the authority to award legal fees, arbitration costs and other expenses, in whole or in part, to the prevailing party.

ARTICLE 8 :  MISCELLANEOUS

8.1   Benefit.  This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors, assignees, heirs and legal representatives.

8.2 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

8.3 Amendment, Modification and Waiver.    Any Party hereto may waive in writing any term or condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by any Party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition.  Each amendment, modification, supplement or waiver shall be in writing and signed by the Party or Parties to be charged.

8.4 Entire Agreement.  This Agreement and the exhibits, schedules and other documents expressly provided hereunder or delivered herewith represent the entire understanding of the parties.

8.5 Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a)           If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

(b)           If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

(c)	If otherwise actually personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to the Seller, to:

Huakang Zhou
China Agro Sciences Corp.
18 Kimberly Court
East Hanover, NJ  07936

Telephone:  973-462-8777
Facsimile:   973-966-8870

with a copy to (which shall not constitute notice):

Richard I. Anslow, Esq.
Managing Partner
Anslow + Jaclin LLP
195 Route 9 South
Manalapan, NJ 07726
Telephone:  732 409 1212
Facsimile:   732 577 1188

If to the Purchasers, to:

Zhengquan Wang
101 Xinanyao Street, Jinzhou District
Dalian, Liaoning Province
PRC 116100

Each Party may change its address by written notice in accordance with this Section.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on September 25, 2009.

CHINA AGRO SCIENCES CORP.

By:/s/Xiaojun Zhu
      Xiaojun Zhu, Chief Executive Officer

DALIAN HOLDING CORP.

By: /s/Zhengquan Wang
       Zhengquan Wang, Chief Executive Officer

PURCHASERS:

/s/Zhengquan Wang
Zhengquan Wang

/s/Xiufen Bi
Xiufen Bi

/s/Qiming Wang
Qiming Wang

/s/Yinghua Wang
Yinghua Wang